                                  Exhibit 21.1

                                  Subsidiaries

Name                                              State of Incorporation
----                                              ----------------------
IIT Holding Inc.                                  FL
  International Information Technology, Inc.      CA
  International Information Technology IIT, C.A.  Venezuela

Advanced Communication Resources, Inc.            NY